Exhibit 10.23

Agreement on Amount of Credit Line

No.: Wu Zhong Yin Shou Zi No. 0561113

Party A: MULTI-FINELINE ELECTRONIX (SUZHOU No. 2) CO., LTD.

Business license No. 011598

Legal Representative: Phil Harding

Residence: Dongwu Industrial Park, Wuzhong Economic Development Zone, Suzhou

Contact: 65130088

Party B: BANK OF CHINA LIMITED SUZHOU WUZHONG BRANCH

Director: Liu Li

Tel: 0512-65272848

In order to develop friendly and cooperative relationship, Party A and Party B have reached the following agreement through consultation based on the principle of voluntariness, equality, mutual benefit and sincerity.

Article 1	Business Scope

Party B shall provide line of credit for Party A in accordance with this agreement. Under the conditions in conformity to the provisions of this agreement and relevant agreement, Party A can apply for cycle use, adjustment or single use of short term loan of RMB and short term loan of foreign currency, issuance of banker’s acceptance bill as well as settlement and financing services (generally called “single credit service”) from Party B. Settlement and financing services herein refer to issuance of letter of credit, inward documentary bills, shipping guarantee, packing loan, outward documentary bills, discounting of acceptance bill under usance letter of credit, issuance of letter of guarantee / stand-by letter of credit and other settlement and financing services available of Party B with approval.

Article 2	Type and Amount of Credit Line

Party B agrees to provide the following credit line for Party A: the total amount is RMB 40,000,000 Yuan; the credit line of foreign currency services shall be converted into RMB according to the selling price of foreign exchange announced by Party B on the date of signature and validation of this agreement:

The credit line that Party B agrees to provide Party A includes:

1. Amount of short term loan in domestic and foreign currency: RMB 20,000,000 Yuan;

2. Amount of letter of guarantee: RMB 20,000,000 Yuan;

The credit line of Party A already incurred from Party B before conclusion of this agreement shall be deemed as the credit under this agreement, which will account for a part of the credit line approved by Party B in this agreement.

Article 3	Use of the Credit Line

Within the term of the credit line agreed in Article 5 of this agreement, Party A can use the credit line in cycle within the amount limit of each single credit service specified in the above articles;

If Party A needs to adjust the amount of the single credit service specified in Article 1, Party A shall submit the written application to Party B, and Party B will determine the specific method of adjustment.

Article 4	Agreement for Single Credit Service

If Party A intends to apply for any single credit service under this agreement, Party A shall enter into the following agreements with Party B (generally called single service agreement):

1. For short-term loan of RMB, Party A shall enter into “RMB Loan Contract (Short Term)” with Party B;

2. For short-term loan of foreign currency, Party A shall enter into “Foreign Currency Loan Contract” with Party B;

3. For issuance of banker’s acceptance bill, Party A shall enter into “Commercial Acceptance Bill Agreement” with Party B;

4. For international settlement and financing service, Party A shall choose appropriate or enter into the following relevant attachments or written applications with Party B:

A. Both parties agree to enter into the single service agreement with the applicable attachment listed below through consultation, and it shall constitute an integral part of this agreement:

For the following attachments, the one marked with “☑” means “applicable,” and the one marked with “☒” means “not applicable.” For applicable attachments, both parties do not need to sign or affix seal on relevant attachment. Either party shall not raise any object to the validity of such attachment that constitutes the legal document binding to both parties.

☒	Attachment (1): For issuance of letter of credit.

☒	Attachment (2): For inward documentary bills.

☒	Attachment (3): For packing loan.

☒	Attachment (4): For outward documentary bills.

☒	Attachment (5): For discounting of acceptance bill under usance letter of credit.

☑	Attachment (6): For issuance of letter of guarantee.

B. The following application shall be submitted to Party B when Party A applies for specific settlement and financing service. Both parties shall fill in the document through consultation. Upon affixation of the official seal or business seal of Party B, it shall become a single service agreement and constitute an integral part of this agreement:

(1)	Application for issuance of letter of guarantee

(2)	Application for modification of letter of guarantee

5. Any other written agreement made between both parties for single credit service and the receipt of loan, application, letter and credence for money withdrawal, etc. submitted by Party A to Party B with the validity confirmed by Party B.

The single service agreement shall constitutes an integral part of this agreement, and both parties shall define the rights and obligation of both parties in accordance with the single service agreement and this agreement, particularly the balance of creditor’s right of Party B to Party A. In case of any conflict between the single service agreement and this agreement, the single service agreement shall take priority.

Article 5	Term of Use of Credit Line

The term of use of the credit line under this agreement shall start from the date on which this agreement comes into force as specified in Article 17 and end on January 24, 2007.

The term of use of the credit line will not be renewed automatically.

Before expiration of the term of use of the credit line, Party A may submit application for renewal to Party B. Upon approval and determination of the guarantee by Party B, the term of use can be renewed in writing. The new term of use of the credit line will be provided in the written agreement of renewal.

After expiration of the term of use of the credit line, both Party A and Party B shall go on executing the provisions of this agreement and relevant single service agreement concerning any actually incurred single credit service without affecting any incurred creditor’s rights and debts.

Article 6	Preconditions for Single Credit Service

Party A must meet the following conditions when applies for the single credit service under this agreement:

1. Submit the application for relevant single credit service to Party B before the expiration of the term of credit line specified in Article 5 of this agreement;

2. Reserve the company document, bill, seal, list of relevant persons and signature sample in connection with this agreement and the single service agreement as well as properly fill in relevant voucher;

3. Open necessary account for the single credit service as required by Party B;

4. Properly go through the procedures for legal and administrative examination and approval of the single credit service, submit the copy or duplicate of the approval document according to the requirements of Party B; for the procedures to be handled by Party B according to the regulations of the national laws and rules, Party A agrees to provide any necessary cooperation;

5. Meet the preconditions for other services or money withdrawal according to the specifications of the single service agreement;

6. Pay the guarantee deposit or the guarantee agreement required by Party B has come into force;

7. Party A agrees to make the statements and promises specified in Article 10 of this agreement;

8. Other conditions that Party A should meet as required by Party B.

Article 7	Obligations of Party B

Party B has the following obligations:

1. Timely handle the application for single credit service as suggested by Party A according to the specifications of the single service agreement;

2. Provide civilized service while handling the application for single credit service as suggested by Party A;

3. Pay high attention to the supervision, query, and comment of Party A with proper treatment.

Article 8	Obligations of Party A

Party A has the following obligations:

1. Timely pay the expense payable to Party B within the specific time provided in this agreement and the single service agreement, and the charging method will take relevant regulations of Party B;

2. Pay excess reserves to Party B within the specific time provided in this agreement and the single service agreement;

3. Timely clear off the Party A’s debts to Party B as specified in this agreement and the single service agreement, including but not limited to the principal, interest, penalty interest, relevant expense, and any rate variance loss due to Party A’s breach of contract;

4. Use the obtained funds for the purpose specified in this agreement and the single service agreement.

Article 9	Suretyship

Regarding any debt of Party A to Party B incurred according to this agreement and any single service agreement (including after adjustment of variety within the total amount of credit line), both parties agree to take the maximum amount of suretyship provided by MULTI-FINELINE ELECTRONIX (SUZHOU) CO., LTD. and enter into the “Contract of Suretyship of Maximum Amount” Wu Zhong Yin Bao Zi No. 0561113.

In case of any event of Party A or the surety that may affect the performance of contract or cause the document of suretyship void at Party B’s discretion, or the debt paying ability of the surety is decreased due to deterioration of financial condition or any other reasons, or the surety breaches any contract made with Party B including other suretyship contracts, or the capacity of suretyship is lessened or lost due to devaluation, damage, loss or expropriation of the object of pledge,

Party B has the right to require Party A to change the surety or provide new object of pledge for guaranty of the debt of Party A to Party B.

Article 10	Statement and Promise

Party A makes the following statements:

1. Party A is a corporate that is established and existing pursuant to relevant laws. It has gone through the procedures of industrial & commercial registration and is granted with necessary rights, and it is able to perform the obligations under this agreement and the single service agreement under its name;

2. Conclusion and performance of this agreement and the single service agreement are based on the real intention of Party A. It has acquired legal and effective authorization of the company in accordance with the memorandum of association or other internal management documents, and it will not breach any agreement, contract and any other legal documents that are binding to Party A;

3. All the documents, financial statements, vouchers and any other files provided to Party B by Party A under this agreement and the single service agreement are true, complete, accurate and valid;

4. The transaction background on which Party A applies for the service from Party B is true and legal without any illegal purpose such as money laundry. Party A’s provision of any document to Party B according to the requirements of Party B shall not be interpreted that Party B has the obligation and liability to check the trueness and legality of the transaction of Party A;

5. Party A does not conceal any fact that may have effect on the financial status and performance capacity of itself and the guarantor.

Party A makes the following guarantees:

1. Party A will regularly submit its financial statements to Party B (including but not limited to annual statement, quarterly statement and monthly statement) and other relevant data;

2. Party A will accept and cooperate with Party B in inspection and supervision of the use of credit line and relevant production, operation and financial activities of Party A;

3. If Party A has already entered into or will enter into a counter guarantee agreement or similar agreement with the guarantor under this agreement in regard to the obligations of the guarantor, such agreement should not do any harm to any rights of Party B under this agreement;

4. In case of anything that may have effect on the financial status or performance of Party A or the guarantor, including but not limited to reduction of registered capital, important transfer of assets or stock right, bearing important debt or setting new important debt on the object under mortgage, sealing up of object under mortgage, disbandment, revocation or application for bankruptcy voluntarily (or involuntarily), etc., Party A shall notify Party B as soon as possible without hesitation;

5. For separation, merger, joint operation, joint venture or cooperation with foreign investor, contracted operation, reorganization, conversion or other alteration in the operation mode in any way, Party A shall obtain the prior written permission of Party B;

6. For the matters not provided in this agreement, Party A agrees to comply with the international conventions and relevant regulations of Party B.

Article 11	Adjustment or Cancellation of Credit Line

During the term of use of the credit line, Party B has the right to adjust or cancel the credit line for Party A and declare expiration of the incurred debts ahead of schedule under any of the circumstances:

1. Party A breaches the agreement as specified in Article 12 of this agreement;

2. Party B believes the significant negative news occurs in the market or industry concerned;

3. Party B believes that any limitation policy issued by the state, any foreign government or international organization will or may cause great adverse effect on the industry or trade concerned in this agreement.

4. Serious deterioration in Party A’s financial status or serious problem in Party A’s production or operation.

Article 12	Breach of Agreement

Any of the following behaviors will be considered as breach of agreement by Party A:

1. Party A fails to perform the obligations of payment and liquidation to Party B as specified in this agreement and the single service agreement;

2. Party A fails to pay Party B the excess reserve as specified in this agreement and the single service agreement;

3. Party A fails to use the funds for the purpose as agreed in this agreement and the single service agreement;

4. The statement of Party A in this agreement is not true or Party A breaks any of its promises in this agreement;

5. Party A breaches any other provisions concerning the rights and obligations under this agreement and the single service agreement;

6. Party A breaches any other contract made with Party B;

In case of any behavior listed above, Party B has the right to take the following measures respectively or at the same time:

1. Declare expiration of the loan / financing principal and interest and any other payables under the single service agreement without prior notice to Party A;

2. Directly deduct the principal, interest, penalty interest and rate variance loss of the debts to be paid back by Party A from the account that Party A opened in Party B or any other organizations of the Bank of China; the unexpired amount in Party A’s account will be deemed as the amount expired ahead of schedule. If the currency is different from the charging currency of Party B, the amount will be counted based on the exchange rate on the day of deduction;

3. Dispose the assets of guarantee to enjoy the propriety of compensation or claim for compensation from the guarantor;

4. Other necessary and possible measures as Party B believes necessary.

Article 13	Other Provisions

Without the written permission of Party B, Party A shall not assign any rights or obligations under this agreement to a third party.

If Party B has to entrust any other branches of the Bank of China (including branch bank and sub-branch bank) to perform its rights and obligations under this agreement due to the needs of business, Party A shall give consent. Any branch office of the Bank of China authorized by Party B has the right to execute all the rights under this agreement and the right to bring a lawsuit in the court or submit any dispute in connection with this agreement to the arbitration authority for settlement. Party A waives the right to raise any objection against the action or subject of arbitration raised by the branch office of the Bank of China.

Under the condition of no effect on any other provisions of this agreement, this agreement shall also be binding to both parties and their successors and assignees.

Article 14	Reservation of Rights

If Party B does not execute partial rights under this agreement or does not require Party A to perform partial obligations, it should not indicate that Party B gives up such rights or permits exemption of such obligations, also it should not indicate that Party B gives up other rights or permits exemption of other obligations of Party A under this agreement.

Any tolerance or permission of extension by Party B shall not affect Party B’s execution of any rights under this agreement or any other legal rights, and also it shall not be deemed as waiver of above rights of Party B.

Article 15	Modification, Cancellation and Interpretation of Contract

Unless otherwise specified in this agreement, this agreement is subject to modification, supplementation, or cancellation with the written permission of both parties. Any modification or supplementation of this agreement shall constitute an integral part of this agreement.

If any provision in this agreement becomes invalid, it shall not affect the validity of any other provisions of this agreement.

The titles and service names in this agreement and the single service agreement are only for convenience of indication, which should not be considered as the interpretation of the rights and obligations of the parties to this agreement.

Article 16	Settlement of Dispute

The Laws of the People’s Republic of China are applicable to this agreement.

Any dispute of conflict arising from execution of this agreement or in connection with this agreement shall be settled through consultation of both parties. If no agreement can be reached, either party can take legal action to the People’s Court where Party B or other branch office of the Bank of China that performs the rights and obligations under this agreement is located for settlement.

Article 17	Validation of the Agreement

This agreement shall come into force from the date of signature of the legal representatives or the authorized representatives of both parties or from the date of affixation of the official seals. The date whichever is later shall be applicable.

This agreement has three originals, Party A retains one, Party B retains two, and all of them have the same legal force.

Article 18	Special Note

Party A and Party B have fully consulted with each other on all the provisions of this agreement and the single service agreement.

Party B has reminded Party A to pay special attention to the provisions concerning the rights and obligations of both parties to have a comprehensive and accurate understanding of them. Party B has provided explanation of above provisions at the request of Party A.

Party A:	/s/ PHILIP A. HARDING	Party B: Bank of China Limited Suzhou Wuzhong Branch

Legal representative or authorized representative:		Authorized representative:

January 25, 2006

/s/ LIU LI

Site: The Bank of China Wuzhong Branch

Attachment (6): Service of Issuing Letter of Guarantee

This attachment constitutes a part of Wu Zhong Yin Shou Zi No. 0561113 “Agreement on Amount of Credit Line” (hereinafter referred as the “agreement”) made between MULTI-FINELINE ELECTRONIX (SUZHOU) CO., LTD. (hereinafter referred to as “Party A”) and BANK OF CHINA LIMITED SUZHOU WUZHONG BRANCH (hereinafter referred to as “Party B”) on January 25, 2006.

1. In case of any conflict between this attachment and the agreement, this attachment shall take priority.

2. When Party A applies for issuance of letter of guarantee from Party B, the preconditions specified in Article 6 of the agreement shall be met.

3. Issuance and modification of the letter of guarantee:

(1) If Party B accepts the Application for Issuance of Letter of Guarantee submitted by Party A, Party B shall issue the letter of guarantee as agreed by both parties.

(2) The specific contents of the letter of guarantee to be issued by Party B for Party A may refer to the “Application for Issuance of Letter of Guarantee” submitted by Party A to Party B, but the final contents will be in letter of guarantee issued by Party B.

(3) If Party A needs to conduct modification of the letter of guarantee, it shall submit an “Application for Modification of Letter of Guarantee” to Party B. If such modification involves the amount, currency, interest rate and time limit, etc. and Party B believes that will bring heavier obligation of guarantee, Party B has the right to require Party A to increase the guarantee deposit or require Party A to have the counter guarantor to sign on the “Application for Modification of Letter of Guarantee,” otherwise Party B has the right to refuse the application of Party A for modification.

(4) Any modification of the letter of guarantee shall not change any other rights and obligations of Party A under the agreement and this attachment.

4. Party A shall pay the excess reserve as specified in Article 2 of the “Application for Issuance of Letter of Guarantee.”

5. Party A agrees that during the valid term of the letter of guarantee, in case of any claim for compensation under the letter of guarantee, and such claim of the beneficiary meets the conditions provided in the letter of guarantee through examination by Party B, Party B has the right to directly deduct such amount from the excess reserve paid by Party A to perform the obligation of payment. If the excess reserve is not enough to cover the payment of compensation and Party B needs to make payment for Party A, such payment will become the debt of Party A to Party B under the agreement and this attachment. The interest rate will be counted based on the rate of overdue payment provided by Party B.

6. Except for the provision of Article 9 of the agreement, Party A shall make the following supplementary promises to Party B for the purpose of the services under this attachment:

(1) If the letter of guarantee is issued by any other bank under trust, Party A agrees to bear any risks and liabilities of Party B for the issuing bank under the letter of guarantee;

(2) In case the execution, modification, alteration or termination of the basic transaction under the basic contract based on which the letter of guarantee is issued has any effect on Party B’s liability for guarantee, Party A shall notify Party B immediately;

(3) Party A shall cooperate with Party B in handling relevant procedures of examination and approval for the purpose of execution of the agreement for external guarantee;

(4) Party A will bear any risk of loss, delay, error or damage, etc. of the correspondences and bills during transmission via post, telecommunication or any other way as well as the risk arising from using the service of a third party by Party B;

(5) If the letter of guarantee does not provide the specific date of invalidation, information about compliance with the foreign laws or conventions, and the specific amount of guarantee, Party A agrees to be responsible for compensation for any risks, liabilities and losses brought to Party B;

7. Besides the circumstances specified in Article 12 of the agreement, if Party A fails to comply with the promises in Article 6 of this attachment, Party A has then breached the agreement under this attachment. Party B has the right to execute the rights specified in Article 12 of the agreement.